Preliminary Copy
                         LMH FUND, LTD.
                   560 Hudson St., 2nd floor
                      Hackensack, NJ 07601
                         (212) 486-2004

February   , 1997

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of LMH FUND, LTD. on February___ , 1997 at _:00 __.m. Eastern time at the offices of Matrix Asset Advisors, 444 Madison Ave., Suite 302, New York, NY 10022.

The matters to be acted upon at the meeting are described in the enclosed Notice of Meeting and Proxy Statement. We urge you to consider these matters carefully and to complete, sign, and return the enclosed proxy card(s) in the accompanying postage paid envelope.

Your vote is very important. Please complete, sign and return the enclosed proxy card so that your shares will be represented. By doing so promptly, you will help avoid the expense of follow-up solicitations that may otherwise be necessary to obtain a quorum. If you later decide to attend the meeting, you may revoke your proxy at that time and vote your shares in person.


Sincerely,


David A. Katz, Vice President, Chief Investment Officer,  and Secretary




                     QUESTIONS AND ANSWERS

     Q.  What is the purpose of this proxy solicitation?

     A. The purpose of this proxy is to ask you to vote on two issues: (1) to approve a new investment advisory agreement with Matrix Asset Advisors ("Matrix"), the Fund's current Sub-Advisor and (2) to elect a Board of five directors.

     Q. What changes in directors and officers will occur if the proposals are approved?

     A. Mr. Leonard Heine, Chairman and President of the Fund and of Heine Management Group ("Heine Management"), the Fund's investment advisor since its inception in 1983, is retiring from management of the Fund and the Advisor is ceasing operations. It is proposed that Mr. Heine will remain as a Director, if elected. Mr. David A. Katz, President of Matrix, the Fund's Sub-Advisor, and Vice President, Secretary, and Chief Investment Officer of the Fund, is standing for election as a Director, and if elected, it is anticipated that he will become President and Treasurer of the Fund.

     Mr. Robert Rosencrans, currently a director, is standing for re-election, and two new candidates for director are proposed. Mr. Richard S. Harman is not standing for re-election.

     Q.  Are there changes in the proposed investment advisory agreement?

     A. The terms of the proposed investment advisory agreement do not materially differ from the existing investment advisory agreement. The proposed agreement will be between the Fund and Matrix and the investment advisory fee will be paid to Matrix as investment advisor. Heine Management will cease operations. It is proposed that the fee rate payable will remain the same, i.e., 1.00% of the Fund's average daily net assets annually. If the Proposed Agreement is approved, it is anticipated that the Fund's name will be changed to "Matrix/LMH Value Fund."

     Q. Will the Fund's operating expenses be changed as a result of the proposed agreement?

     A. The Fund's operating expense ratio has continued to decline, dropping from 2.50% of average net assets at the end of the June 30,1994 fiscal year, to 1.84% at the close of the 1996 fiscal year, to an estimated 1.35% at the beginning of this year (reflecting advisory and sub-advisory fee reductions described below). No fee rate or expense items are proposed to be changed. Since Matrix became Sub-Advisor in July, 1996, it has waived its Sub-Advisory fee and Heine Management has waived all but 25% of its advisory fee. If the Agreement is approved, the full investment advisory fee of 1.00% will be implemented. The investment advisory fee rate of 1.00% annually is identical to the fee rate payable to the Advisor under the current agreement. However, Matrix has proposed to limit Fund operating expenses so that they will not exceed 1.65% annually for the remainder of calendar year 1997. This is a voluntary undertaking on the part of Matrix. If expenses were to exceed that amount, Matrix would waive all or a portion of its advisory fee or pay certain Fund operating expenses to assure that the limitation is not exceeded. Accordingly, at current asset levels, the proposed agreement is not expected to result in increased operating expenses.





Preliminary Copy
                         LMH FUND, LTD.
               560 Hudson St., 2nd floor
Hackensack, NJ 07601
                         (212) 486-2004

           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         to be held on
                       February __, 1997

TO THE SHAREHOLDERS:

A Special Meeting of Shareholders of the  LMH Fund, Ltd. (the "Fund") will be held on February , 1997 at _:00 pm Eastern time at the offices of Matrix Asset Advisors, 444 Madison Ave., Suite 302, New York, NY 10022 for the following purposes:

1. To consider approval of a proposed Investment Advisory Agreement between the Fund and Matrix Asset Advisors, Inc.;

2.   To elect five members of the Board of Directors to serve indefinite terms;

3.   To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on January         , 1997 are
entitled to notice of the meeting and to vote at the meeting or any adjournment thereof. Shareholders who attend the meeting may vote in person. Shareholders who do not expect to attend the meeting are urged by the Board of Trustees to complete, date, sign, and return the enclosed proxy card(s) in the enclosed postage-paid envelope. It is important that you return your signed proxy promptly so that a quorum may be ensured.

David A. Katz, Vice President, Chief Investment Officer, and Secretary


February   , 1997

Preliminary Copy

                        LMH FUND, LTD.
                    560 Hudson St., 2d floor
                      Hackensack, NJ 07601

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

to be held on February    , 1997


This Proxy Statement is being furnished to shareholders of LMH Fund, Ltd. (the "Fund") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Fund. Proxies solicited will be used at the Special Meeting of shareholders of the Fund to be held on [Insert Date of Shareholder Meeting] and any adjournment thereof. This Proxy Statement describes matters to be voted upon at the meeting. Shareholders of record of the Fund at the close of
business on January   , 1997  (the "Record Date") will be entitled to vote at
the meeting. On the Record Date, the Fund had net assets of $7,859,696.77 and there were 298,523.449 shares of the Fund outstanding. It is expected that this proxy statement and accompanying proxy card will first be sent to shareholders
of the Fund on or about February   , 1997..

Each shareholder will be entitled to one vote for each share of the Fund held on the Record Date; any fractional share is entitled to a proportional fractional vote. If the accompanying Proxy Card is properly executed and returned, shares represented by it will not be counted but will be voted at the meeting. The persons named as proxies on the enclosed proxy card will vote shares represented by such proxy cards in accordance with your direction as indicated thereon. If no voting instructions are indicated, shares will be voted in favor of the Proposals. However, abstentions and broker non-votes will be counted in determining whether a quorum is present and thus will have the same effect as a vote against the Proposals. If any other matter comes properly before the meeting, shares will be voted in accordance with the recommendation of the Board.

A shareholder may revoke a proxy previously given by executing another, later dated, proxy, by giving written notice of revocation to the Fund at the address indicated above prior to the time the proxy is voted or by attending the meeting and voting in person at that meeting. More than 50% of the total outstanding shares of the Fund must be present (in person or by proxy) in order to conduct business at the meeting. The affirmative vote of the holders of a majority of the outstanding voting securities of the Fund on the Record Date is necessary to approve Proposal 1. As defined by the Investment Company Act of 1940 (the "1940 Act"), a "majority of the outstanding voting securities" of the Fund means the lesser of (1) 67% of the shares of the Fund present at a meeting of shareholders if the owners of more than 50% of the shares of the Fund then outstanding are present in person or by proxy or (2) more than 50% of the outstanding voting securities of the Fund.


The solicitation of proxies will be made primarily by mail. Employees or agents of Matrix Asset Advisors, Inc.("Matrix") the Fund's Sub-Advisor and proposed Investment Advisor, may also solicit proxies by telephone or other electronic means, or in person, but will not receive any special compensation for these activities. The cost of soliciting proxies in connection with the meeting will be paid by the Fund. Persons holding shares of the Fund as nominees will, upon request, be reimbursed for their reasonable expenses incurred in sending soliciting materials to their principals. In the event that a quorum is not present at the meeting, or in the event that a quorum is present but sufficient votes to approve the Proposals are not received, the persons named as proxies may propose one or more adjournments to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the proposals that are the subject of the meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to shareholders with respect to the reasons for the further solicitation. Approval of any such proposal to adjourn will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. A vote may, however, be taken on any proposal in this proxy statement prior to any adjournment, if sufficient votes have been received for approval.


     PROPOSAL 1: APPROVAL OF AN INVESTMENT ADVISORY AGREEMENT WITH MATRIX ASSET ADVISORS, INC.

Since the Fund's inception in 1983, Heine Management has served as the Fund's investment advisor pursuant to an Investment Advisory Agreement ("current agreement"). During the past year, Mr. Leonard Heine, who has owned and controlled the Advisor from its inception and has been the Fund's portfolio manager, informed the Board of Directors that he intended to retire from active management of the Fund on or about year-end 1996, and recommended to the current Board of Directors that it consider possible replacement Advisors. The Advisor recommended that Matrix Asset Advisors, Inc. be appointed as Sub-Advisor to the Fund for an interim period, during which time Matrix agreed to waive any sub-advisory fees payable from the Advisor and the Advisor agreed to waive payment of fees payable under the current Investment Advisory Agreement in
excess of 25% of the net advisory fees due thereunder.   The Board of Directors
reviewed the qualifications of Matrix and the terms of the proposed Sub-Advisory Agreement and at a meeting held on July 3, 1996, approved the Sub-Advisory Agreement whereby Matrix became Sub-Advisor to the Fund and Mr. David A. Katz, President and co-owner of Matrix, was appointed as Vice President, Secretary, and Chief Investment Officer of the Fund and became co-manager of the Fund's portfolio. Since that date Matrix has served, and continues to serve, as Sub-Advisor to the Fund without charge.

The Advisor's recommendation to the Board that Matrix be retained as Sub-Advisor stemmed principally from the Advisor's belief that in view of the Fund's small size and Mr. Katz' familiarity with the Fund and with Heine Management's investment approach, in light of his previous association with principals of Heine Management early in his career in the investment management business, it would be beneficial, in light of Matrix's willingness to provide such assistance, to have access to its experienced professional staff and greater resources. Among the factors the Board considered were the experience of Matrix's key investment management personnel, its investment performance record and the quality of services expected to be provided to the Fund by Matrix. In addition, the Board considered the agreements of Matrix and Heine Management with respect to fee waivers.

Based on the factors listed above, and on the experience to date with Matrix
serving as Sub-Advisor, the Board of Directors at a meeting held on January   ,
1997,   approved an Investment Advisory Agreement between the Fund and Matrix as
Investment Advisor, subject to approval by shareholders at this meeting as Proposal No. 1. The Proposed Agreement is set forth at Exhibit B-2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
PROPOSAL NO. 1.

The terms of the proposed Investment Advisory Agreement ("proposed agreement") with Matrix do not differ materially from the existing Investment Advisory Agreement with the Advisor. Both agreements provide in essence that the Advisor
(I) furnishes the Fund with a continuous investment program and strategy with respect to the investment of the Fund's assets, including the provision of advice on buying and selling securities and other investments and, management of the investments of the Fund, (ii) furnishes the Fund with office space (iii) provides or arranges for the provision of administrative services and most of the personnel needed by the Fund. Both the current and proposed Agreements provide that the Fund is to pay the Advisor a monthly management fee (accrued daily) based on the average daily net assets of the Fund at the rate of 1.00% annually.

Although Matrix has waived any fees payable to it under the Sub-Advisory Agreement from its inception on July 3, 1996 to date, and the Advisor has waived all but 25% of the net advisory fees otherwise due to it from July 3, 1996 to date, these waivers will not continue in effect after the date of this meeting, if the proposed agreement is approved, and the full advisory fee rate will be accrued and paid to Matrix as Investment Advisor. However, Matrix has voluntarily undertaken to limit the Fund's annual ratio of operating expenses to average net assets ("expense ratio") to 1.55% for the remainder of calendar year 1997, and as a result may waive all or a portion of the advisory fees to which it would otherwise be entitled, and may in addition reimburse the Fund for other operating expenses in order to meet this limitation. Exhibit B-1 sets forth the Fund's current and pro forma fees, assuming approval of the proposed agreement.

Both the current and proposed agreements further provide that the Fund bears all expenses incurred in the operation of the Fund that are not specifically assumed by the Advisor under the Advisory Agreement. These expenses include, but are not limited to, custodial and transfer agency fees, brokerage commissions, registration fees under the Federal securities laws and notice filing fees payable to states, taxes, legal, accounting, and auditing expenses. The current and proposed agreements are terminable at any time, without the payment of any penalty by the Fund, upon the vote of the Board or a majority of the outstanding voting securities of the Fund and on 60 days' written notice to the Advisor, or by the Advisor at any time, without payment of any penalty, on 60 days' written notice to the Fund. In addition, the Agreements terminate in the event of assignment as such term is defined in the 1940 Act.

Matrix and the Advisor. Matrix is a registered investment advisor which was founded in 1986. It provides investment advisory services to individuals, endowment, and pension accounts with a value totaling over $400 million. The two principal shareholders of Matrix are Mr. David A. Katz, Vice President, Chief Investment Officer and Secretary of the Fund and Mr. Morley Goldberg. Matrix is located at 444 Madison Avenue, New York, NY 10022. The Advisor has provided investment advisory services to the Fund since its inception in 1983 and formerly provided investment management services to individual and institutional investors. It is controlled by Mr. Leonard M. Heine, Jr.

The Board has approved a change in the name of the Fund to "Matrix/LMH Value Fund" contingent upon approval of the Proposed Agreement.

PROPOSAL 2.  ELECTION OF DIRECTORS

The present Board of Directors consists of Mr. Leonard M. Heine, Jr., President and Treasurer of the Fund and of the Advisor, and Mr. Richard S. Harman and Mr. Robert Rosencrans, each of whom is not an "interested person" within the meaning of the Investment Company Act of 1940. Mr. Heine and Mr. Rosencrans are standing for re-election. Mr. David A. Katz, President of Matrix and Vice President, Chief Investment Officer and Secretary of the Fund is a nominee for Director, together with two additional nominees who are not "interested persons." If Mr. Heine is elected, he will serve as a Director of the Fund, and it is anticipated that Mr. Katz will be elected as President and Treasurer of the Fund. Each of the current Board members has been present at the meetings held during the past fiscal year. The directors who are not interested persons of the Fund serve as the Fund's audit committee, which met once in the past fiscal year. The audit committee reviews reports prepared by the Fund's independent public accountants, including reports on the Fund's internal control procedures, reviews and makes recommendations for audit services and fees charged for such services and makes such recommendations as it deems necessary.

The nominees for election as Board members, their ages and a description of their principal occupations for the past five years are listed in the table below.


*Mr. Leonard M. Heine, Age 72

Mr. Heine has been President and Chief Financial Officer of the Adviser and the Fund since 1983.

*Mr. David A. Katz, Age 35

Mr. Katz is President of Matrix, with which he has been associated since 1986. He has served as Vice President, Chief Investment Officer, and Secretary of the Fund since July, 1996.


Mr. Robert Rosencrans, Age 69

Mr. Rosencrans has been President of Columbia International, Inc., since 1984.

Mr. T. Michael Tucker, Age 54.

Mr. Tucker is the owner of T. Michael Tucker, a certified public accounting firm which he established in 1977.

Mr. Larry D. Kieszek, Age 46.

Mr. Kieszek is Managing Partner of Purvis, Gray & Company, a certified public accounting firm with which he has been associated since 1980.

During the fiscal year ended June 30, 1996 no directors received fees, compensation, reimbursement of expenses, retirement or other benefits.

The candidates receiving the affirmative vote of a plurality of the votes cast for election of Board members at the Meeting will be elected, provided that a quorum is present.

BENEFICIAL OWNERS

As of the date of this proxy statement, the following persons own of record and beneficially more than 5% of the Fund's outstanding shares of common stock:
Richton International Corp., Madison, NJ 07940 __.__%; A. Levitt, P. Whalen-Levitt, Jt Ten, Greensboro, NC 27403, __.__% In addition, directors, nominees for director and all officers and directors as a group owned less than 1% of the Fund's outstanding shares of common stock.

ANNUAL MEETINGS

As a general matter, the Fund does not hold regular annual or other meetings of Shareholders. Should such meetings be scheduled, shareholders who wish to present a proposal for action at any such meeting should submit the proposal to the Secretary of the Fund, at 444 Madison Ave., New York, NY 10022, to be considered for inclusion in proxy materials for such a meeting.

The Fund will furnish, without charge, a copy of the most recent Annual Report to Shareholders of the Fund on request. Any such requests should be directed to the Fund at (212) 486-2004 or to its Transfer Agent (800) 424-2295 or sent to the Fund at the address in the preceding paragraph.












     OTHER BUSINESS

Management knows of no business to be presented to the meeting other than the matters set forth in this proxy statement.




                              By order of the Board of Directors,


                                        February    , 1997
                                            Preliminary Copy


Please mark, date and return this Proxy by February, 1997.

     Proxy Solicited on Behalf of the Board of Directors of the Fund for the Meeting of Shareholders to be held on

                       February  , 1997

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE ADOPTION OF ALL PROPOSALS

                         LMH FUND, LTD.

The undersigned hereby appoints Leonard M. Heine and David A. Katz and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Meeting of Shareholders to he held on February , 1997 at the offices of the Fund and at any adjournments thereof, on all matters coming before said meeting.

  (1) Approval of the Advisory Agreement between the Fund and Matrix Asset Advisors, Inc.

     _____FOR            _____AGAINST        _____ABSTAIN

  (2)   Election of 5 members of the Board of Directors

 For all nominees__   Withhold authority for all nominees ___  .

 To withhold authority for any individual nominees, strike a line through the nominee's name listed below.

Leonard M. Heine; David A. Katz; Robert M. Rosencrans;
T. Michael Tucker; Larry D. Kieszek

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no decision is made, this proxy will be voted FOR proposals 1 and 2.







Please sign exactly as name or names appear hereon. Joint owners should each sign personally. Corporate and partnership accounts should be signed in the full corporate or partnership name by an authorized officer or partner. Fiduciaries should give full titles as such.

______________________________
Signature



______________________________
Signature

PLEASE INDICATE IF YOU PLAN TO ATTEND THE MEETING  ______



Dated ______________, 1997